                                      BD
                                    FY 2000
            Revenues by Business Segments and Major Product Groups

                                       Quarter 4                 Total Year
                                -----------------------    --------------------
                                       % Growth                   % Growth
                                -----------------------    --------------------
                                 Total     US     Int'l    Total   US     Int'l
                                -----------------------    --------------------
Medical
   Injection System              -0.7%    -7.5%    5.6%     5.8%   4.6%    7.0%
   Infusion Therapy Systems      -5.1%   -10.6%   -1.5%     2.1%  10.6%   -3.3%
   Consumer Health Care         -10.7%   -16.0%    2.6%    -1.5%  -7.4%    9.3%
   Pharmaceutical Systems        13.6%    39.6%    7.8%     7.1%  14.9%    5.5%
   Other                         -5.1%    -9.7%    0.1%    -2.9%  -2.6%   -3.2%
                                -----------------------    --------------------
                                 -3.4%   -10.0%    3.4%     2.2%   0.5%    3.7%

Preanalytical Solutions           2.2%     0.2%    4.7%     5.1%   4.4%    6.0%

Biosciences
   Flow Cytometry                35.1%    44.7%   24.4%    36.3%  57.4%   15.7%
   Microbiolgy                    2.2%     0.5%    4.5%     2.7%   3.0%    2.4%
   Labware                        0.5%    -3.3%    5.9%     6.2%   6.0%    6.4%
                                -----------------------    --------------------
                                 12.7%    13.5%   11.7%    13.4%  18.1%    7.5%
                                -----------------------    --------------------

   Total Company                  1.9%    -1.4%    5.8%     5.8%   6.6%    5.0%
                                =======================    ====================

                                      BD
                                    FY 2000
            Revenues by Business Segments and Major Product Groups
                                ($ in Millions)

                                    Quarter 4                   Total Year
                              -----------------------    ----------------------
                                      Amount                      Amount
                              -----------------------    ----------------------
                              Total     US     Int'l      Total     US   Int'l
                              -----------------------    ----------------------
Medical
   Injection System            $153     $ 68     $ 84    $  609  $  295  $  314
   Infusion Therapy Systems      79       30       50       342     144     198
   Consumer Health Care         143       96       47       505     307     198
   Pharmaceutical Systems        66       15       51       255      48     207
   Other                         61       30       31       255     134     121
                              -----------------------    ----------------------
                                502      239      263     1,966     927   1,039

Preanalytical Solutions         131       71       59       535     292     243

Biosciences
   Flow Cytometry               113       64       49       407     232     175
   Microbiolgy                  137       78       59       568     332     236
   Labware                       37       21       16       143      81      62
                              -----------------------    ----------------------
                                287      163      124     1,118     644     473
                              -----------------------    ----------------------

   Total Company               $920     $474     $446    $3,618  $1,864  $1,755
                              =======================    ======================